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                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF

                           WATSON GENERAL CORPORATION


                                                      ENDORSED-FILED
                                         In the office of the Secretary of State
                                                of the State of California
                                                       FEB 5, 1998
                                              BILL JONES, SECRETARY OF STATE


     Dan R. Cook and David Booth hereby certify that:

     1. They are the President and Secretary, respectively, of Watson General Corporation, a California corporation.

     2. Article FIRST of the Articles of Incorporation of this corporation is amended to read in its entirety as follows:

               "FIRST: NAME. The name of this Corporation is USTMAN Technologies, Inc."

     3. Paragraph 1, of Article THIRD of the Articles of Incorporation of this corporation is amended to read in its entirety as follows:

               "1. Authorized Capital. The Corporation shall be authorized to issue two classes of shares which shall be designated, respectively, Common Stock and Preferred Stock. The total number of shares which the Corporation shall have authority to issue is 41,000,000. The total number of shares of Common Stock which this Corporation is authorized to issue is 40,000,000. The total number of shares of Preferred Stock which this Corporation is authorized to issue is 1,000,000.

     4. Each of the foregoing amendments has been duly approved by the Board of Directors of the corporation.

     5. Each of the foregoing amendments was duly approved by the required vote of shareholders in accordance with section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 18,361,000, the favorable vote of a majority of such shares is required to approve the amendment, and the number of such shares voting in favor of the amendment equaled or exceeded the required vote.

     IN WITNESS WHEREOF, the undersigned have executed this certificate this 2nd day of February, 1998.


                                             /s/ DAN R. COOK
                                             ------------------------
                                             Dan R. Cook, President


                                             /s/ DAVID BOOTH
                                             ------------------------
                                             David Booth, Secretary


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     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true and correct of his own knowledge, and that this declaration was executed on February 2, 1998 at Lakewood, Colorado.



                                             /s/ DAN R. COOK
                                             ------------------------
                                             Dan R. Cook


                                             /s/ DAVID BOOTH
                                             ------------------------
                                             David Booth



                                                                          [SEAL]


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